UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2019

VERSO CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8540 Gander Creek Drive Miamisburg, Ohio 45342
(Address of principal executive offices, including zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2019, each of Alan Carr and Eugene I. Davis, the Co-Chairmen of the board of directors (the “Board”) of Verso Corporation (the “Company” or “Verso”), informed the Board that they will not stand for re-election at Verso’s 2019 annual meeting of stockholders (the “Annual Meeting”), to be held January 21, 2020. Mr. Carr has been a director of the Company since July 2016 and a Co-Chairman since October 2017. Mr. Davis has also been a director of the Company since July 2016 and a Co-Chairman since October 2017. Each of Mr. Carr’s and Mr. Davis’s decision to not stand for re-election was not due to any disagreement with the Company’s operations, policies or practices.

Item 8.01 Other Events.

On December 10, 2019, the Company issued a press release announcing Mr. Carr’s and Mr. Davis’s decision to not stand for re-election and the nomination of Dr. Robert K. Beckler for election at the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

In connection with the solicitation of proxies concerning the matters to be considered at the Annual Meeting, the Company has filed a preliminary proxy statement and WHITE proxy card, as well as other materials, with the Securities and Exchange Commission (“SEC”), and, in connection with the solicitation of proxies concerning the proposed sale transaction to be considered at a special meeting of stockholders (the “Special Meeting”), the Company expects to file a preliminary proxy statement, proxy card, and other materials with the SEC. WE URGE INVESTORS TO READ EACH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARDS, AND ANY OTHER MATERIALS FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING AND SPECIAL MEETING. Investors may obtain copies of these documents free of charge at the SEC’s website (www.sec.gov) and from the Company.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting and the Special Meeting. Information about the directors and executive officers of the Company and their ownership of Company common stock will be set forth in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting and other relevant materials to be filed with the SEC when such materials become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Verso Corporation on December 10, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verso Corporation

Date: December 10, 2019	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer

Exhibit 99.1

Verso Announces Nomination of Dr. Robert K. Beckler and
Directors’ Decision to Not Stand for Re-Election

MIAMISBURG, Ohio – December 10, 2019 – Verso Corporation (NYSE: VRS) (“Verso” or the “Company”) today announced that the Board has nominated Dr. Robert K. Beckler, and Dr. Beckler has agreed to be nominated, as a director at the Annual Meeting. In connection with this nomination, each of Alan Carr and Gene Davis, the Co-Chairmen of the Company’s Board of Directors (the “Board”), has notified the Board that they will not stand for re-election at the 2019 Annual Meeting of Stockholders to be held on January 21, 2020 (the “Annual Meeting”). The Company expects to announce an additional director nominee for the Annual Meeting on or prior to December 17, 2019.

Dr. Beckler is a seasoned paper industry executive and consultant and has served in several leadership roles, including as President, Packaging Solutions, of WestRock Company from July 2015 until his retirement in July 2016 and as an Executive Vice President and President of Packaging of MeadWestvaco Corporation from January 2014 to June 2015. Dr. Beckler was nominated by the Board’s Corporate Governance and Nominating Committee (the “Nominating Committee”) based upon his executive and operating leadership in the industry, manufacturing experience and educational background.

Steven Scheiwe, who is anticipated to succeed Mr. Carr and Mr. Davis as Chairman of the Board following the Annual Meeting stated, “We are very pleased to nominate Dr. Beckler for election to the Board. He brings a wealth of paper industry experience and will bring strategic guidance that I am confident will benefit the Company and contribute to its future successes. With today’s nomination and the additional nominee we expect to announce next week, the majority of Verso’s board will be composed of seasoned industry experts. Alan and Gene have been tremendous assets to the Board and to the Company and exceedingly helpful in conducting our extensive search for qualified and independent director nominees with relevant industry expertise. Their contributions have been too many to count and I want to thank each of them. We are truly grateful for their service, leadership and selflessness.”

Mr. Carr and Mr. Davis jointly stated, “It has been both an honor and a pleasure to co-chair the Company’s Board of Directors. We are extremely proud of our management team, particularly the well-earned promotion of Adam St. John, Chief Executive Officer, the addition of Nancy Taylor and Randy Nebel to the Board, the nomination of Dr. Beckler to the Board, and, importantly, our strategic review process, the result of which has led to the pending sale of two of the Company’s mills to Pixelle Specialty Solutions LLC for a purchase price of $400 million, subject to post-closing adjustments, and a debt-free, streamlined company that will be attractively positioned to take advantage of future opportunities as they may arise.”

Mr. Carr and Mr. Davis’ determination to not stand for re-election was made, in part, in light of the competing director slate proposed by Atlas Holdings LLC, Blue Wolf Capital Advisors, IV, LLC and Lapetus Capital II LLC and their respective affiliates (collectively, “ABW”), and not as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

“We believe that ABW, spurned bidders that have made several attempts to own or control the Company, have chosen to pursue a proxy fight in order to further their continued efforts to obtain control of the Company and its prospects. We have many significant stockholders and Atlas’ demands are unfair to them, indeed, all of our stockholders, and defy accepted corporate governance standards under law and as published by proxy advisory firms. In order to mitigate the waste of time, expense and distraction to the Company, each of us has determined to withdraw our name for consideration of re-election. With our newly refreshed Board and Board nominee slate, comprised of highly qualified candidates with diverse skill sets and devoid of conflict, we are confident that the best interests of our stockholders are being and will be well-served,” said Messrs. Carr and Davis.

ABW’s substantial prior history with the Company includes ABW’s unsolicited premium cash bid for the acquisition of all of the Company’s Stock in December 2017, which was followed by active but protracted negotiations over a six-month period. During negotiations, ABW made multiple material amendments to their bid, including changes to the proposed amounts and forms of consideration, and changes to the proposed transaction structure. Among other things, ABW amended the form of consideration so as to include, the contribution of their privately held portfolio company, Twin Rivers Paper Company. By June 2018, the Company’s common stock price had increased and was materially higher than the value of ABW’s then proposed purchase price and negotiations stalled. In July 2018, ABW requested that that the Company relieve ABW of its previously agreed upon customary standstill obligations, so as to enable ABW to make open market purchases of the Company’s common stock. That request was denied. Following the expiration of the customary standstill provision, ABW increased its ownership and, in 2019, made several acquisition proposals to the Company, including an arguably coercive tender proposal for 50.2% of the Company’s outstanding stock and a proposal to make a preferred investment coupled with board representation. The Company advised ABW that it was prepared to engage in renewed discussions with ABW, provided that ABW execute a new confidentiality agreement with a customary standstill, which ABW refused to do. On September 20, 2019, ABW filed a Schedule 13D, which was subsequently amended in October and December. On December 5, 2019, ABW filed a preliminary proxy statement setting forth three director nominees for election at the Annual Meeting, each of which the Board had previously interviewed and declined to include on the Company’s slate of director nominees. On December 8, 2019, the Board proposed to ABW to nominate two of ABW’s director nominees to the Company’s slate, subject to a cooperation agreement, containing, among other things, a customary standstill provision. ABW responded to such proposal by requesting, among other things: the immediate appointment of two ABW nominees to the Board and chairmanship of the Nominating Committee; material revisions to the proposed customary standstill that would have allowed ABW to enter into voting arrangements, form 13(d) groups, acquire additional stock, make proposals or statements with respect to business combinations or other type of transactions; shortening of the proposed standstill period from June 30, 2021 to December 31, 2020; reimbursement of $700,000 of expenses; substantial revisions to confidentiality provisions designed to protect Company information; and an indemnity for any trading in the Company stock by ABW. None of these requests were acceptable to the Company.

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of specialty and graphic papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act.” Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and other similar expressions. They include, for example, statements relating to our business and operating outlook; assessment of market conditions; and the growth potential of the industry in which we operate. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on us. Actual results could vary materially depending on risks and uncertainties that may affect us and our business. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the long-term structural decline and general softening of demand facing the paper industry; our exploration of strategic alternatives, including the possible sale or merger of our entire company or a material portion of our business and our ability to consummate any such strategic transactions, including the proposed sale of Verso’s Androscoggin Mill and Stevens Point Mill; the risk that the purchase agreement for the sale transaction would limit our ability to pursue other strategic alternatives to the sale transaction; the risk that the purchase agreement for the sale transaction might expose us to contingent liabilities; risks related to our ability to obtain stockholder approval for the sale transaction; the risk that the pending sale transaction could create unknown impacts on our future prospects; the risk that the amount of net proceeds that we would receive from the sale transaction is subject to uncertainties; the risk that stockholders are not guaranteed to receive any of the proceeds from the sale transaction; the risk that management could spend or invest the net proceeds from the sale transaction in ways against stockholders’ wishes; the risk that some of our executive officers might have interests in the sale transaction that might be in addition to, or different from, stockholders’ interests; the risk that our business following the sale transaction would be reduced and less diversified; the risk that we would be unable to compete with respect to certain specialty paper products for two years after the closing of the sale transaction; the risk that we may be unable to obtain governmental and regulatory approvals required for the sale transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the sale transaction; the risk that an event, change or other circumstances could give rise to the termination of the sale transaction; the risk that failure to consummate the sale transaction might materially and adversely affect our business, financial condition and results of operation; the risk that a condition to closing of the sale transaction may not be satisfied; the risk that we would be required to pay a termination fee or expense reimbursement if the purchase agreement for the sale transaction is terminated under specified circumstances, which might discourage third parties from submitting an alternative proposal; the timing to consummate the sale transaction; the risk that any announcement relating to the sale transaction could have adverse effects on the market price of Verso’s common stock; the risk of litigation related to the sale transaction; the risk of disruption from the sale transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; our adoption of a limited duration stockholder rights plan and its ability to delay or discourage a merger, tender offer or change of control; negative effects of a proxy contest and the actions of activist stockholders; developments in alternative media, which have and are expected to continue to adversely affect the demand for some of our key products, and the effectiveness of our responses to these developments; intense competition in the paper manufacturing industry; our dependence on a small number of customers for a significant portion of our business; any additional closure and other restructuring costs; our limited ability to control the pricing of our products or pass through increases in our costs to our customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; the Company’s ability to continue to execute and implement its strategic plan; the Company’s initiatives to improve its financial and operational performance and increase its growth and profitability; the Company’s future operational and financial performance, the effect that the election of ABW’s nominees to the Company’s board of directors will have on the Company’s execution of its long-term plan and long-term stockholder value; the future effect of the Company’s strategic plan on its probability, growth and stockholder return; and the potential risks and uncertainties described in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q. We assume no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Additional Information and Where to Find It

In connection with the solicitation of proxies concerning the matters to be considered at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”), the Company has filed a preliminary proxy statement and WHITE proxy card, as well as other materials, with the SEC, and, in connection with the solicitation of proxies concerning the proposed sale transaction to be considered at a special meeting of stockholders (the “Special Meeting”), the Company expects to file a preliminary proxy statement, proxy card, and other materials with the SEC. WE URGE INVESTORS TO READ EACH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARDS, AND ANY OTHER MATERIALS FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING AND SPECIAL MEETING. Investors may obtain copies of these documents free of charge at the SEC’s website (www.sec.gov) and from the Company.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting and the Special Meeting. Information about the directors and executive officers of the Company and their ownership of Company common stock will be set forth in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting and other relevant materials to be filed with the SEC when such materials become available.

Media Contact:

Kathi Rowzie

Vice President, Communications and Public Affairs

(937) 528-3700

kathi.rowzie@versoco.com

Investor Contact:

(937) 528-3220

investor.relations@versoco.com

Additional Investor Contact:

Bob Marese

MacKenzie Partners, Inc.

212-929-5500